MARCH 28, 2000 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                        FRED ALGER MANAGEMENT, INC., and
                        RELIASTAR LIFE INSURANCE COMPANY


         This amendment to the August 8, 1997 Participation Agreement, among The Alger American Fund, Fred Alger Management, Inc., and ReliaStar Life Insurance Company is made for the purpose of modifying Schedules A and B thereto by incorporating all of the following asset accounts to Schedule A therein:

ReliaStar Select*Life Variable Account:     Select*Life II
                                            Select*Life III
                                            SVUL
                                            Variable Estate Design

ReliaStar Select Variable Account:          Select*Annuity III
                                            Bonus Variable Annuity

And by including all portfolios of The Alger American Fund in Schedule B, thereby making all of them available to all asset accounts listed in Schedule A, as amended, to-wit:

         The Alger American Fund
               -Alger American Balanced Portfolio
               -Alger American Income & Growth Portfolio
               -Alger American Small Capitalization Portfolio
               -Alger American Growth Portfolio
               -Alger American MidCap Growth Portfolio
               -Alger American Leveraged AllCap Portfolio

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement


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to be executed in its name and on its behalf by its duly authorized representative as of this date, March 28, 2000.

                                  THE ALGER AMERICAN FUND


                                  By: _________________________
                                  Gregory S. Duch
                                  Treasurer

                                  FRED ALGER MANAGEMENT, INC.


                                  By: _________________________
                                  Gregory S. Duch
                                  Executive Vice President

                                  RELIASTAR LIFE INSURANCE COMPANY


                                  By: _________________________
                                  Name: ______________________
                                  Title: _______________________


                                  RELIASTAR LIFE INSURANCE COMPANY


                                  By: _________________________
                                  Name: ______________________
                                  Title: _______________________